THIS IS YOUR PROXY.
                             YOUR VOTE IS IMPORTANT.

          Regardless of whether you plan to attend the Special Meeting Of Shareholders, you can ensure your shares are represented at the Meeting by promptly completing and returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

                                   DETACH HERE
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PROXY                                                                     PROXY

                   For the Special Meeting of Shareholders of
                        DENCOR ENERGY COST CONTROLS, INC.
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints _______________ and ________________, or either of them, as proxies or _________________ (shareholders may strike the person(s) designated by Management and insert the name and address of other person(s) to vote the proxy and mail proxy to named proxy holder) with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Special Meeting Of Shareholders of Dencor Energy Cost Controls, Inc. (the "Corporation"), to be held at _____ A.M. on _________________, 1997, at 1450 West Evans, Denver,
Colorado, or any adjournments thereof, on the following matters:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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X        Please mark
         votes as in
         this example.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1 and 2. This proxy is solicited on behalf of the Board of Directors of Dencor Energy Cost Controls, Inc.

1. Proposal to effect a 1-for-50 reverse stock split (the "Reverse Stock Split") of the outstanding shares of the Corporation's common stock so that each 50 shares of outstanding common stock shall be deemed to be one share of common stock.

2. Proposal to authorize and approve amendments to the Corporation's Articles of Incorporation: (A) to authorize the Corporation to issue an aggregate of 1,000,000 shares of preferred stock with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption as shall be approved by the Board of Directors of the Corporation, and (D) to change the name of the corporation from "Dencor Energy Cost Controls, Inc." to "Proven Alternatives Inc." upon the consummation of a merger between Dencor Acquisition Corporation, a wholly owned subsidiary of the Corporation, and Proven Alternatives, Inc.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


Signature: _________________________               Date:  ____________________

Signature: _________________________               Date:  ____________________